Exhibit 99.3
LAMINA LIGHTING, INC.
For the Three Months Ended
March 31, 2008 and 2007

Page
Balance Sheets	2

Statements of Operations	3

Statement of Stockholders’ Equity	4

Statements of Cash Flows	5

Notes to Financial Statements	6 - 16

LAMINA LIGHTING, INC.
Balance Sheets
March 31, 2008
Assets

	March 31, 2008	December 31, 2007
	(UNAUDITED)
Current assets
Cash	$2,221,602	$1,086,587
Accounts receivable, less allowance for doubtful accounts of $178,001 and $45,509 as of March 31, 2008 and December 31, 2007, respectively	386,584	354,000
Inventories	1,844,711	1,602,162
Prepaid expenses and other current assets	196,526	101,000

	4,649,423	3,143,749

Property and equipment, net	1,646,946	1,864,948

Other assets	118,482	87,308

	$6,414,852	$5,096,005

Liabilities and Stockholders’ Equity

Current liabilities
Current maturities of capital lease obligations	$9,691	$13,932
Current portion of long term debt	183,024	18,163
Convertible promissory notes — related parties	2,000,000	—
Accounts payable	837,204	558,134
Accrued expenses	165,109	516,046
Other current liabilities	511	105,343

	3,195,539	1,211,618

Long term portion of deferred rent	17,732	8,276
Long term debt	1,816,976	481,837
Capital lease obligation, net of current maturities	441	—

	5,030,689	1,701,731

Commitments and contingencies

Stockholders’ equity
Preferred stock, Series A-1, $0.0001 par value, 2,000,000 authorized 2,000,000 issued and outstanding (liquidation value of $4,000,000 in 2008 and 2007 respectively)	200	200
Preferred stock, Series C-2, $0.0001 par value, 14,514,160 shares authorized; 14,379,160 issued and outstanding (liquidation value of $17,874,900 and $17,588,105 in 2008 and 2007)	1,438	1,438
Preferred stock, Series C-3, $0.0001 par value, 8,000,001 shares authorized; 8,000,000 shares issued and outstanding at March 31, 2008 (liquidation value of $9,220,822 and $9,061,261 in 2008 and 2007)	800	800
Preferred stock, Series D, $.0001 par value, 9,875,103 shares authorized;
9,607,466 shares issued and outstanding at March 31, 2008 (liquidation value of $7,533,918 in 2008)	961	961
Common stock, $0.0001 par value, 50,000,000 shares authorized; 570,247 shares issued and outstanding at March 31, 2008 and December 31, 2007 respectively	57	57
Additional paid in capital	52,077,280	52,060,280
Accumulated deficit	(50,696,573)	(48,669,462)

Total stockholders’ equity	1,384,163	3,394,274

	$6,414,852	$5,096,005

See accompanying notes to financial statements.

LAMINA LIGHTING, INC.
Statements of Operations
(UNAUDITED)

	For the Three Months Ended March 31
	2008	2007

Net sales	$786,935	$542,232

Operating expenses

Cost of sales	666,319	554,635
Operations	626,232	470,219
Research and development	481,235	489,583
Sales and marketing	423,361	322,210
General and administrative	381,809	412,368
Depreciation and amortization	217,081	274,140
Stock based compensation expense	—	11,867

Total operating expenses	2,796,038	2,535,022

Loss from operations	(2,009,103)	(1,992,790)

Other income (expense), net	797	1,695

Interest (income) expense, net	17,785	(5,184)

Loss before provision for income taxes	(2,026,091)	(1,985,910)

Provision for income taxes	1,020	6,562

Net loss	$(2,027,111)	$(1,992,472)

See accompanying notes to financial statements.

LAMINA LIGHTING, INC.
Statement of Stockholders’ Equity
For the Three Months Ended March 31, 2008
(UNAUDITED)

							Total
	Preferred Stock		Common stock		Additional	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	paid in capital	deficit	equity

Balance, January 1, 2008	33,986,626	$3,399	570,247	$57	$52,060,280	$(48,669,462)	$3,394,274

Stock based compensation expense					17,000		17,000

Net Loss	—	—	—	—	—	(2,027,111)	(2,027,111)

Balance, March 31, 2008	33,986,626	$3,399	570,247	$57	$52,077,280	$(50,696,573)	$1,384,163

See accompanying notes to financial statements.

LAMINA LIGHTING, INC.
Statements of Cash Flows
(UNAUDITED)

	For the Three Months Ended March 31
	2008	2007

Cash flows from operating activities
Net loss	$(2,027,111)	$(1,992,472)

Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	217,081	274,140
Provision for bad debts	132,492	42,488
Stock based compensation expense	17,000	11,867
Changes in operating assets and liabilities
Accounts receivable	(165,076)	(112,179)
Inventories	(242,549)	(33,745)
Prepaid expenses and other assets	(107,577)	(109,436)
Accounts payable	279,070	519,566
Accrued expenses	(350,937)	(201,964)
Other current liabilities	(95,954)	(18,867)

Total adjustments	(316,449)	371,871

Net cash used in operating activities	(2,343,560)	(1,620,602)

Cash flows used in investing activities
Proceeds from sale of equipment	17,000	—
Payments for purchases of property and equipment	(15,503)	(15,944)

	1,497	(15,944)

Cash flows from financing activities
Proceeds from bridge financing notes	2,000,000	700,000
Finance Fees associated with bridge notes	(19,122)	(27,519)
Proceeds from long term debt	1,500,000	—
Principal payments on capital lease obligations	(3,800)	(10,066)

Net cash provided by financing activities	3,477,078	662,415

Net change in cash	1,135,015	(974,131)

Cash — beginning of period	1,086,587	1,267,583

Cash — end of period	$2,221,602	$293,452

Supplemental disclosure of cash paid for:
Interest	$26,688	$—

See accompanying notes to financial statements.

LAMINA LIGHTING, INC.
Notes to Financial Statements
Note 1	— The Company
Nature of Business
Lamina Lighting, Inc. (the Company) was founded on February 14, 2001, to commercialize the low temperature co-fired ceramic on metal technology developed by Sarnoff Corporation (Sarnoff) over the prior decade. Prior to the year ended December 31, 2005, the Company was in its early revenue stage, with its efforts devoted principally to prototype and sample product production of its high-performance solid state light engines. In the fourth quarter of 2005, the Company began to roll out its products and subsequently commenced earning substantive revenues. The Company maintains agreements with electronic distributors in United States, Europe and Asia Pacific. During 2007 Lamina introduced its new series of LED product lines, providing ultra-high brightness white LED lighting products that satisfy the growing global need to replace conventional lighting with LED technology for general illumination.
Going Concern Uncertainty
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Since its inception, the Company has conducted research and development activities and incurred costs to build its organization in anticipation of future growth. Accordingly, the Company has incurred substantial net losses and negative cash flows from operations since inception and such losses and negative cash flows have continued subsequent to March 31, 2008. As of March 31, 2008, the Company has an accumulated deficit of approximately $50.7 million, and has used approximately $ 2.2 million of cash in operations during the three months ended March 31, 2008. These factors raise substantial doubt about the Company’s ability to continue as a going concern.
Management plans on raising additional capital in order to finance its operations as well as to continue to refine its product offerings to the point where the Company will be able to generate cash flows from operations (See Note 12). There is no assurance that future sales of the Company’s products will be at a level that will result in profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Note 2 — Summary of Significant Accounting Policies
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Cash
At various times during the year, the Company’s cash balance exceeded the Federally insured limits. The Company has not experienced any losses on such accounts, and believes it is not exposed to any significant risk on cash.

LAMINA LIGHTING, INC.
Notes to Financial Statements
Note 2 — Summary of Significant Accounting Policies (continued)
Accounts Receivable and Allowance for Doubtful Accounts
The Company extends credit to its customers, based upon credit evaluations, in the normal course of business, primarily with 30-day terms. Bad debts are provided on the allowance method based on historical experience and management’s evaluation of outstanding accounts receivable. Accounts are written off when they are deemed uncollectible. The Company does not require collateral from its customers.
Inventories
Inventories are valued at the lower of cost or market, with cost determined under the first-in, first-out (FIFO) method and market based upon net realizable value.
Property and Equipment
Property and equipment is stated at cost, net of accumulated depreciation and amortization. Property and equipment capitalized under capital leases are recorded at the lower of cost or the present value of the minimum lease payments due over the lease term. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the related assets as follows:

Manufacturing equipment	7 years
Computer equipment	3 years
Office equipment	5 years
Leasehold improvements are amortized over the term of the lease or life of the asset whichever is shorter. Significant additions or improvements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred. The cost and related accumulated depreciation of property retired or sold are removed from the applicable accounts and any gain or loss is taken into income.
The Company’s long-lived assets are reviewed for impairment in accordance with Statement of Financial Accounting Standard No. 144 “Accounting for the Impairment or Disposal of Long Lived Assets” (“SFAS No. 144”) whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.
Income Taxes
The Company accounts for income taxes under SFAS No. 109, “Accounting for Income Taxes” (SFAS No. 109). SFAS No. 109 requires the Company to record income taxes using the asset-and-liability method. Deferred income tax assets and liabilities are determined based on differences between the financial statement carrying amounts of existing assets and liabilities and the respective income tax bases and the future tax consequences attributable to operating loss and tax credit carry forwards.

LAMINA LIGHTING, INC.
Notes to Financial Statements
Note 2 — Summary of Significant Accounting Policies (continued)
Income Taxes (continued)
Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences, operating losses, or tax credit carry forwards are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date. SFAS No. 109 also requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.
Management evaluates the weight of all available evidence to determine whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. Significant management judgment is required in determining the Company’s provision for income taxes, its deferred tax assets and liabilities and any valuation allowance recorded against its deferred tax assets
Revenue Recognition
The Company utilizes electronics distributors for a large percentage of its sales.
The Company recognizes revenues only when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) delivery has occurred, (3) the sales price is fixed or determinable and (4) collection of the relevant receivable is reasonably assured. These conditions are generally met at the time of shipment of the product and transfer of the title.
The Company has entered into arrangements with electronics distributors. The Company’s standard distributor agreement allows certain rights of return and price protection on unsold merchandise held by the distributor.
The price protection policy protects the value of the distributors’ inventory in the event the Company reduces its published selling prices. The Company records price protection reserves on specific parts residing in distributors’ inventories in the period that the price protection is formally authorized by management. In addition, the impact of price protection decisions on owned inventories are also evaluated.
Distributors also have the right to return a certain portion of the purchased inventory, which is limited to 5% of the overall purchases made by the distributor. Due to the Company’s lack of experience with product returns, the full 5% potential credit (the Return Credit) is currently recorded as deferred revenues at the time of shipment. Following expiration of the contractual return right, any unused portion of the Return Credit is recognized as revenue. As of March 31, 2008 and December 31, 2007, the amount of deferred revenues recorded in other current liabilities are approximately $75,500 and $42,500, respectively.

LAMINA LIGHTING, INC.
Notes to Financial Statements
Note 2 — Summary of Significant Accounting Policies (continued)
Revenue Recognition (continued)
The Company maintains one distribution agreement whereby the distributor, at the distributor’s option and following a specified period of time, has the right to return certain unsold product to the Company. Under this arrangement, the Company records the shipment to the distributor as deferred revenue until such time as the distributor ships the product to the ultimate third party customer. Amounts deferred and recorded as other current liabilities under this arrangement as of March 31, 2008 and December 31, 2007 are approximately $27,000 and $61,000, respectively.
The Company provides a limited warranty to its customers and distributors that its products meet certain specifications at the time of receipt. The warranty period does not extend beyond the time of receipt of product; however, distributors have 30 days from receipts of shipment to provide notice of warranty claim to the Company. The Company’s liability under the warranty is generally limited to a replacement of the product or refund of the purchase price of the product. Management records estimated warranty claims at the time the sale is recognized and adjusts the estimate based on actual claims.
Shipping and Handling Fees and Costs
The Company records shipping and handling fees billed to customers and earned as revenues. Shipping and handling costs, which are included in cost of sales in the accompanying statements of operations, include shipping supplies, related labor costs, and third-party shipping costs.
Research and Development
Research and development costs are charged to expense as incurred and consist primarily of salaries, benefits, and related costs.
Stock Based Compensation
The Company accounts for its stock based awards issued to employees and directors in accordance with the provisions of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (“SFAS No. 123(R)”) which requires that compensation cost relating to share-based payment transactions with employees be recognized as an expense in the financial statements, and that measurements of that cost be based on the estimated fair value of the equity or liability instrument issued. The expense is recognized on a straight-line basis over the requisite service period.
Advertising Costs
The Company charges the costs of advertising to expense as incurred, and includes the costs in sales and marketing expenses in the accompanying statements of operations. Such advertising costs totaled approximately $32,525 and $47,968 for the three months ended March 31, 2008 and 2007, respectively.

LAMINA LIGHTING, INC.
Notes to Financial Statements
Note 3 — Inventories

	3/31/08	12/31/07
Raw materials	$965,834	$965,904
Work-in-process	97,705	77,973
Finished goods	781,172	558,285

	$1,844,711	$1,602,162

Note 4 — Property and Equipment
The cost and accumulated depreciation and amortization of property and equipment at December 31, 2007 and 2006 are as follows:

	3/31/08	12/31/07
Manufacturing equipment	$2,358,367	$2,470,143
Computer equipment	530,883	526,724
Office equipment	250,994	250,994
Leasehold improvements	3,459,630	3,459,630

	6,599,874	6,707,491

Less accumulated
Depreciation and amortization	(4,952,928)	(4,842,543)

Property and equipment, net	$1,646,946	$1,864,948

Depreciation and amortization expense was approximately $217,081 and $274,410 for the three months ended March 31, 2008 and 2007, respectively.
Equipment capitalized under capital leases had an aggregate net book value of approximately $10,451 and $39,667 as of March 31, 2008 and December 31, 2007, respectively.
Note 5 — Income Taxes
The deferred income tax assets and liabilities recorded in the balance sheet at March 31, 2008 and December 31, 2007 are as follows:

	3/31/08	12/31/07
Deferred tax assets:
Net operating loss carry forwards	$17,800,000	$17,240,000
R&D credits	330,000	330,000
Other items	845,000	590,000

	18,975,000	18,160,000
Valuation allowance	(18,975,000)	(18,160,000)

Net deferred tax asset	$—	$—

LAMINA LIGHTING, INC.
Notes to Financial Statements
Note 5 — Income Taxes (continued)
The realization of deferred tax assets is dependent upon a variety of factors, including the generation of future taxable income, the reversal of deferred tax liabilities and tax planning strategies. Based upon the Company’s historical operating losses and the uncertainty of future taxable income, management has provided a full valuation allowance against the deferred tax assets as of March 31, 2008 and December 31, 2007.
As of March 31, 2008, the Company has net operating loss carry forwards available of approximately $48,300,000 and $24,100,000 to offset future federal and state taxable income, respectively. If not utilized, certain net operating losses will expire beginning in 2021 for federal tax purposes and beginning in 2009 for state tax purposes. In addition as of March 31, 2008, the Company has research and developmental tax credit carryforwards of approximately $330,000 that will begin to expire in the year 2021.
Under the Tax Reform Act of 1986, the utilization of a corporation’s net operating loss carryforward is limited following a change in ownership of greater than 50% within a three year period. Due to the Company’s equity transactions, the Company’s net operating loss carry forwards may be subject to an annual limitation generally determined by multiplying the market value of the Company on the date of the ownership change by the federal long-term tax exempt rate then in effect. Any amount exceeding the annual limitation may be carried forward to future years for the balance of the net operating loss carryforward period.
Note 6 — Debt
Long Term Debt
On October 22, 2007, the Company entered into a $2,000,000 Term Loan Agreement and drew $500,000 from the credit facility on that date. The Company’s ability to draw on this credit facility terminates on December 22, 2008. Subsequent to December 31, 2007, the Company drew down the remaining $1,500,000 from the loan. The loan agreement requires the Company to make monthly interest only payments at a rate of Prime (7.25% at December 31, 2007) plus 1.25% commencing on October 31, 2007. The Company will begin making monthly payments of principal and interest commencing on December 31, 2008 with a maturity date of June 22, 2011. The Company has pledged a first priority security interest in all existing and later acquired collateral to Comerica Bank as part of the agreement. Borrowings under the credit facility are subject to certain restrictive covenants on transactions with affiliates, financial guarantees, capital expenditure limits, and other related items.
Future maturities of long term debt, including the amount that was drawn down during 2008, are as follows:

2008	$71,579
2009	722,756
2010	786,641
2011	419,024

$2,000,000

Convertible Promissory notes
In February 2008, the Company issued 10% Convertible Promissory Bridge Notes for $2,000,000 to its existing Preferred stockholders. The notes have a maturity date of June 30, 2008, at which point, the holders can convert the notes into shares of Series D Preferred Stock or a new round of financing, if closing occurs prior to the maturity date of the notes. The holders of the promissory notes are entitled to warrants to purchase shares of preferred stock of a “qualified financing” at 25% of the original principal balance divided by the issue price of the securities.

LAMINA LIGHTING, INC.
Notes to Financial Statements
Note 7 — Commitments and Contingencies
Leases
In February 2002, the Company entered into an operating lease for a manufacturing facility in Westampton, New Jersey, with a lease term of 7.5 years. The lease contains a rent escalation clause as well as an option to renew the lease for two successive five-year periods. The Company records monthly rent expense on a straight-line basis over the lease term. The difference between rent expense recorded and the amount paid is recorded as deferred rent which is reflected as a separate line item in the accompanying Balance Sheets.
Total rent expense under operating leases amounted to approximately $65,294 and $64,788 for the three months ended March 31, 2008 and 2007, respectively.
Approximate future minimum lease payments under noncancelable operating leases are as follows:

Year Ending December 31,
2008	$248,000
2009	159,000

Total future minimum lease payments	$407,000

Employment Agreements
On October 1, 2006, the Company entered into an employment agreement with Frank Shinneman to become President and Chief Executive Officer of Lamina Lighting, Inc. The agreement provides for a base salary of $220,000 with the ability to receive a $50,000 annual bonus if the Company achieves its annual budget and revenue targets. The agreement provides for stock options totaling 5% of fully diluted common stock of the Company upon execution of the contract. The employment contract is for a period of two years expiring on September 30, 2008 with automatic one-year renewal terms thereafter.
Legal Matters
There is no material litigation pending to which the Company is a party or to which any of its property is subject. The Company is involved from time to time as a plaintiff or defendant in various legal actions arising in the normal course of business. While the ultimate outcome or pending proceedings cannot be predicted with certainty, it is the opinion of management, after consultation with respective counsel representing the Company in such proceedings, that the resolution of these proceedings should not have a material effect on the Company’s financial position, liquidity or results of operations.
Royalties
On September 27, 2004, the Company entered into a Royalty Agreement (the Royalty Agreement) with a third party. The third party has granted the Company a nonexclusive right to use its patented phosphor in the manufacture and distribution of certain white light LED devices. Each year after the first year of the Royalty Agreement, the Company must pay a minimum annual royalty of $60,000 due and payable by February 25th of each calendar year. In addition, royalties equal to 6% of the first $5,000,000 of sales for all LED products containing this patented phosphor are offset against the minimum royalty.

LAMINA LIGHTING, INC.
Notes to Financial Statements
Note 7 — Commitments and Contingencies (continued)
In April 2005, the Company began shipping products containing the third party’s patented phosphor. The minimum annual sales were not exceeded in 2006 or 2007 however; Management does anticipate exceeding the minimum annual royalty in 2008. The Company is obligated to continue to pay royalties as long as the Company is using any licensed patent rights. Such royalty expense amounts are included in cost of sales on the accompanying statements of operations.
Note 8 — Stockholders’ Equity
Common Stock
On April 18, 2007, the Company amended its Articles of Incorporation in order to reflect an increase in the amount of its authorized common shares to 50,000,000.
Redeemable Convertible Preferred Stock
The holders of Series A-1, Series C-2, Series C-3, Series D Convertible Preferred Stock (collectively the Preferred Stock) have the right to the number of votes equal to the number of shares of common stock issuable upon conversion of the Preferred Stock.
As of March 31, 2008, the holders of Preferred Stock have the option to convert such shares at any time, into a total of 33,986,626 shares of common stock, which have been reserved for issuance by the Company. The number of shares into which the Preferred Stock may be converted will be adjusted if the Company issues shares of common stock at a price lower than the initial conversion price, which is $1.00 for Series A-1, Series C-2 and Series C-3, and $.7286 for Series D at March 31, 2008. All series of Preferred Stock carry certain registration rights.
The holders of Preferred Stock are entitled to liquidation and dividend rights, and have preference to any distribution to the holders of common stock. Upon liquidation, the holders of Series D are entitled to $.7286 per share plus all accrued but unpaid dividends, and are in preference to any distribution to the holders of Series C-3, Series C-2, Series A-1, and Common Stock. After the full payment of the Series D preference, the holders of the Series C-3 are entitled to receive $1.00 per share, plus all accrued and unpaid dividends and are in preference to any distribution to the holders of Series C-2, Series A-1 and Common Stock. After the full payment of the Series C-3 liquidation preference, if any, the holders of Series C-2 are entitled to receive $1.00 per share, plus all accrued and unpaid dividends. After the full payment of the Series C-2 liquidation preference, the holders of Series A-1 are entitled to receive $2.00 per share.
The holders of the Series C-2, Series C-3, and Series D Preferred are entitled to 8% cumulative dividends annually prior to any dividend distribution on Series A-1 and common stock. The cumulative undeclared dividends as of March 31, 2008 are $5,250,480 and will continue to be accrued until paid. The holders of the Series A-1 are not entitled to receive any dividends.
Stock Options
The Company established an Equity Incentive Plan, whereas under the sole authority and discretion of the Board of Directors, the Company will grant awards to certain of its employees, consultants, and non-employee board members, in the form of incentive stock options, nonqualified stock options, and stock awards. The Company believes that the Plan will encourage its participants to contribute materially to the growth of the Company.

LAMINA LIGHTING, INC.
Notes to Financial Statements
Note 9 — Stockholders’ Equity (continued)
Stock Options (continued)
Under the Plan, which terminates on May 29, 2011, stock options may be granted with exercise prices which generally cannot be less than 100% of the fair market value at the date of grant.
The options vest in accordance with the terms and conditions set forth by the Board of Directors, which is typically four years. The Board may accelerate the exercisability of all or any outstanding options at any time for any reason and generally expire ten years from the date of grant.
The following weighted average assumptions were used to estimate the fair value of stock options granted in the three months ended March 31, 2008 and the year ended December 31, 2007:

	3/31/08	12/31/07
Expected dividend yield	0%	0%
Expected stock price volatility	70%	70%
Risk free interest rate (at 2/1/08)	2.5%	4.9%
Expected life of option	4 years	4 years
Forfeiture rate	9%	9%
The volatility is estimated from the enterprise volatilities of comparable firms that was calculated in a 2006 valuation report performed for the Company to determine the fair market value of the Company stock price. The expected life of the options is 4 years as the Company believes the sale of the Company is the most likely exit event that would result in the exercise of options. The risk free interest rate is based on U.S. Treasury yields for securities in effect at the time of grants with terms appropriating the term of the grants. The assumptions used in the Black-Scholes option-pricing model are highly subjective, and can materially affect the resulting valuation.
The following table summarizes activity in the stock compensation plan as of and for the three months ended March 31, 2008 and the year ended December 31, 2007:

	Outstanding		Exercisable
		Weighted		Weighted
	Number of	Average	Number	Average
	Shares	Exercise Price	of shares	Exercise Price
Outstanding as of January 1, 2007	4,305,438	0.12	1,224,879	$.12

Granted	1,748,032	0.12
Forfeited	(1,361,202)	0.12

Outstanding as of December 31, 2007	4,692,268	0.12	1,322,526	$.12

Granted	1,571,780	0.12
Forfeited	(963,227)	0.12

Outstanding as of March 31, 2008	5,300,821	0.12	1,074,928	$.12

LAMINA LIGHTING, INC.
Notes to Financial Statements
Note 9 — Stockholders’ Equity (continued)
Stock Options (continued)
Following is a summary of the status of stock options outstanding at March 31, 2008:

Outstanding Options
Weighted
		Average		Exercisable Options
Exercise		Remaining	Weighted Average		Weighted Average
Price Range	Number	Contractual Life	Exercise Price	Number	Exercise Price
$0.12	5,300,821	8.83 years	$0.12	1,074,928	$0.12
The Company’s has recorded approximately $17,000 and $12,000 related to its share-based expenses in general and administrative expenses on the accompanying Statement of Operations for the three months ended March 31, 2008 and 2007, respectively.
The weighted average grant fair value of options was $0.07 for options granted during the three months ended March 31, 2008 and the year ended December 31, 2007. There were no options exercised during the three months ended March 31, 2008 and the year ended December 31, 2007.
A summary of nonvested options at March 31, 2008 and changes during the three months ended March 31, 2008 is presented below:

		Weighted Average
		Grant Date
	Options	Fair Value
Nonvested options at January 1,2008	3,369,742	$0.07
Granted	1,571,780	0.07
Vested	(1,255,051)	0.07
Forfeited	(40,886)	0.07

Nonvested options at March 31, 2008	3,645,585	$0.07

As of March 31, 2008, there was approximately $175,000 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Plan. That cost is expected to be recognized over a period of 3.0 years.
Warrants
In January and February 2005, the Company issued warrants to purchase up to 135,000 shares of the Company’s Series C-2 at an exercise price of $1.00 per share to certain investors in connection with obtaining the debt financing. These warrants may be exercised at any time up to their expiration dates in 2015. The estimated fair market value of these warrants, based on the Black Scholes pricing model, was not recorded as deferred financing costs, as the value was deemed deminimus. The following assumptions were used in the pricing model: dividend yield of zero, stock price volatility factor of zero, risk-free interest rate of 4.13%, and an expected life equal to the contractual term of the warrants of ten years.
In addition, in previous years, the Company had issued warrants to acquire 120,000 shares of the Company’s Series A-1, expiring in 2012, at an exercise price of $1.00 per share to financial institutions and warrants to acquire 4,926 shares of the Company’s common stock, expiring in 2008, at an exercise price of $1.00 per share to an executive search firm.

LAMINA LIGHTING, INC.
Notes to Financial Statements
Note 9 — Stockholders’ Equity (continued)
Warrants
In April 2007, the Company issued warrants to purchase 267,327 shares of the Company’s Series D at an exercise price of $.7286 per share to certain investors in connection with a bridge loan financing. In October 2007, the Company issued warrants to purchase 54,889 shares of Company stock at $.7286 per share to certain investors in connection with debt financing described in Note 6. All warrants are exercisable immediately and have a life of 7 years from the date of grant. The Company determined that the value of these warrants were immaterial at December 31, 2007.
Note 10 — Employee Benefit Plan
The Company maintains a defined contribution plan for all eligible employees. An employee is deemed eligible for participation in the Company plan after completion of 3 months of service and the attainment of 21 years of age. Employees can contribute up to 15% of their annual salary to the plan, not to exceed the limits established by the Internal Revenue Code. The Company provides a matching contribution of 25% of the first 6% of the employees’ contributions. For the three months ended March 31, 2008 and 2007, the Company’s contributions to the plan were approximately $5,473 and $5,617, respectively.
Note 11 — Significant Customer Concentrations
During the first three months ended March 31, 2008, two distributors accounted for 43% and 6% of total revenues, respectively. These two distributors accounted for $259,000 of the total accounts receivable balance at March 31, 2008. These two distributors accounted for 19% and 16% of revenues in 2007, respectively.
Note 12 — Subsequent Events
In May 2008, the Company issued 10% Convertible Promissory Bridge Notes to existing Preferred stockholders for proceeds of approximately $1,000,000. The notes have a maturity date of October 1, 2008, at which point, the holders can convert the notes into shares of Series D Preferred Stock or a future class of stock, if closing occurs prior to the maturity date of the notes. The holders of the promissory notes are entitled to warrants to purchase shares of preferred stock of a “qualified financing” at 50% of the original principal balance divided by the issue price of the securities.
On July 29, 2008, the Company entered into an asset purchase agreement with Lighting Science Group Corporation, a public company. In connection with this transaction, the purchaser agrees to purchase all purchased assets and all acquired liabilities of the Company for a purchase price of $4,500,000 payable in cash. In addition, there is an earn out provision in the agreement that would provide up to $10,500,000 in additional purchase price based on sales of the Company’s product by Lighting Science Group Corporation from the date of close of the transaction and through December 31, 2009.